Exhibit 99.1

ArriVent Announces Pricing of $75 Million Public Offering of Common Stock and Pre-Funded Warrants

NEWTOWN SQUARE, PA, July 1, 2025 – ArriVent BioPharma, Inc. (“ArriVent”) (Nasdaq: AVBP), a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced the pricing of an underwritten public offering of 2,482,692 shares of its common stock at a price to the public of $19.50 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 1,363,469 shares of its common stock at a price to the public of $19.4999, which represents the per share public offering price for the shares of common stock less $0.0001 per share exercise price for each pre-funded warrant. The gross proceeds to ArriVent from the offering, before deducting the underwriting discounts and commissions and offering expenses, are expected to be approximately $75 million. In addition, ArriVent has granted the underwriters a 30-day option to purchase up to an additional 576,923 shares of its common stock on the same terms and conditions. All of the securities are being offered by ArriVent.

Goldman Sachs & Co. LLC, Citigroup and Guggenheim Securities are acting as joint book-running managers for the offering. LifeSci Capital and Oppenheimer & Co. are acting as lead managers, and B. Riley Securities, H.C. Wainwright & Co., and Jones are acting as co-managers for the offering. This offering is expected to close on or about July 3, 2025, subject to the satisfaction of customary closing conditions.

ArriVent intends to use the net proceeds from the offering, together with its existing cash resources, to support its activities for firmonertinib and its other pipeline programs and for working capital and other general corporate purposes.

An automatic shelf registration statement on Form S-3ASR relating to the securities being sold in this offering was filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2025 and automatically became effective upon filing. The preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on July 1, 2025. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the final prospectus supplement and base prospectus related to the offering may be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, via telephone: (866) 471-2526, or via email: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or via telephone: (800) 831-9146; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, province, territory or other jurisdiction.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development, and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding ArriVent’s business strategies and plans, the completion of the public offering and the use of proceeds therefrom, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause ArriVent’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, as discussed in greater detail in its filings with the SEC, including without limitation, risks and uncertainties related to global economic or market conditions, the satisfaction of customary closing conditions related to the public offering, volatility in the share price of its common stock, changes in its operating plans or funding requirements and the risks and uncertainties described in the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC on March 3, 2025, its quarterly report on Form 10-Q for the quarter ended March 31, 2025 that was filed with the SEC on May 12, 2025 and its subsequent periodic and current reports filed with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, ArriVent assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact for Investors & Media

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com